UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 16, 2009 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2009, the Board of Directors of athenahealth, Inc. (the “Company”) appointed Dawn Griffiths, age 42, to serve as the Company’s principal accounting officer, a role she is assuming from Carl B. Byers, the Chief Financial Officer of the Company. Ms. Griffiths will continue to serve as the Company’s Chief Accounting Officer and Treasurer. The Company is not making any changes to the current compensation arrangement for Ms. Griffiths in connection with this appointment.

Ms. Griffiths has managed the Company’s accounting, planning, and other finance functions since her appointment as Chief Accounting Officer and Treasurer on July 1, 2009; prior to that, Ms. Griffiths served as Vice President-Finance from the time she joined the Company in May 2008. In addition, Ms. Griffiths brings more than 20 years of finance and accounting leadership from previous roles at salesforce.com, inc., where she served as Vice President of Finance and Global Sales Operations, and Autodesk, Inc., where she held numerous finance and operations management roles. Ms. Griffiths started her career in public accounting with eight years at Arthur Andersen and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

September 18, 2009	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
VP, General Counsel, and Secretary